UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2023 (June 26, 2023)

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600

(Registrant’s Telephone Number, Including Area Code)

None

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Christopher P. Mottern

On June 26, 2023, in connection with and as contemplated by that certain Cooperation Agreement, dated as of October 30, 2022, by and among Farmer Bros. Co., a Delaware corporation (the “Company”), the entities and persons listed on Exhibit A thereto, and the entities and persons listed on Exhibit B thereto (the “Cooperation Agreement”), Christopher P. Mottern informed the Company’s board of directors (the “Board”) of his resignation from the Board, effective as of 5:00 p.m. (Central Time) on June 30, 2023. Mr. Mottern’s resignation was not a result of any disagreements with the Company on any matter relating to its operations, policies or practices. As contemplated by the Cooperation Agreement, effective upon Mr. Mottern’s resignation, the size of the Board will be reduced from nine to eight members.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1
Cooperation Agreement, dated October 30, 2022, by and among the Company, the entities and persons listed on Exhibit A thereto, and the entities and persons listed on Exhibit B thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2022 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2023

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer